Exhibit 23.3

Feldman Financial Advisors, Inc.

1001 Connecticut Avenue, NW • Suite 840

Washington, DC 20036

202-467-6862 • (Fax) 202-467-6963

September 11, 2015

Board of Directors

Central Federal Savings and Loan

Association of Rolla

210 West 10th Street

Rolla, Missouri 65401

Members of the Board:

We hereby consent to the use of our firm’s name in the Application for Conversion, and amendments thereto, filed by Central Federal Savings and Loan Association of Rolla with the Office of the Comptroller of the Currency. We also consent to the use of our firm’s name in the Registration Statement on Form S-1, and amendments thereto, filed by Central Federal Bancshares, Inc. with the Securities and Exchange Commission. Additionally, we consent to the inclusion of, summary of, and reference to our Conversion Valuation Appraisal Report in such filings and amendments, including the Prospectus of Central Federal Bancshares, Inc.

Sincerely,

/s/ Feldman Financial Advisors, Inc.

Feldman Financial Advisors, Inc.